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                                                                 EXHIBIT 99.5(a)

                             MANAGEMENT AGREEMENT

        AGREEMENT made this [DATE] day of [MONTH], 199[YEAR], by and between MERRILL LYNCH MULTI-STATE MUNICIPAL SERIES TRUST, a Massachusetts business trust (hereinafter referred to as the "Trust"), and FUND ASSET MANAGEMENT, L.P., a Delaware limited partnership (hereinafter referred to as the "Manager").

                                W I T N E S S E T H:
                                - - - - - - - - - -

        WHEREAS, the Trust is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act"); and

        WHEREAS, the Trustees of the Trust (the "Trustees") are authorized to establish separate series relating to separate portfolios of securities, each of which will offer separate classes of shares; and

        WHEREAS, the Trustees have established and designated the MERRILL LYNCH [STATE] MUNICIPAL BOND FUND (the "Fund") as a series of the Trust; and

        WHEREAS, the Manager is engaged principally in rendering management and investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and
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        WHEREAS, the Trust desires to retain the Manager to render management and investment advisory services to the Trust and the Fund in the manner and on the terms hereinafter set forth; and

        WHEREAS, the Manager is willing to provide management and investment advisory services to the Trust and the Fund on the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Trust and the Manager hereby agree as follows:

                                   ARTICLE I
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                             Duties of the Manager
                             ---------------------

        The Trust hereby employs the Manager to act as an investment manager and investment adviser of the Fund and to furnish or arrange for affiliates to furnish, the management and investment advisory services described below, subject to policies of, review by and overall control of the Trustees, for the period and on the terms and conditions set forth in this Agreement. The
Manager hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Manager and its affiliates shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust

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or the Fund in any way or otherwise be deemed agents of the Trust or the Fund.

        (a)  Management Services.  The Manager shall perform (or arrange for its
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affiliates to perform) the management and administrative services necessary for the operation of the Trust and the Fund including administering shareholder accounts and handling shareholder relations. The Manager shall provide the Trust and Fund with office space, equipment and facilities and such other services as the Manager, subject to review by the Trustees, from time to time shall determine to be necessary or useful to perform its obligations under this Agreement. The Manager, also on behalf of the Trust and the Fund, shall conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other shareholder service agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Manager generally shall monitor the Trust's and the Fund's compliance with investment policies and restrictions as set forth in the currently effective prospectus and statement of additional information relating to the shares of the Fund under the Securities Act of 1933, as amended (the "Prospectus" and "Statement of Additional Information", respectively). The Manager shall make reports to the Trustees of its performance of

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obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Trust and the Fund as it shall determine to be desirable.

        (b)  Investment Advisory Services.  The Manager shall provide the Trust
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with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper supervision of the assets of the Fund, shall furnish continuously an investment program for the Fund and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held in the various money market securities or cash, subject always to the restrictions of the Declaration of Trust and By-Laws of the Trust, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the Fund's investment objective, investment policies and investment restrictions as the same are set forth in the Prospectus and Statement of Additional Information. The Manager also shall make decisions for the Trust as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's portfolio securities shall be exercised. Should the Trustees at any time, however, make any definite determination as to investment policy and notify the Manager thereof in writing, the Manager shall be bound by such determination for the period, if any, specified in such notice or

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until similarly notified that such determination has been revoked.  The Manager shall take, on behalf of the Fund, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the Fund's account with brokers or dealers selected by it, and to this end the Manager is authorized as the agent of the Trust to give instructions to the custodian of the Fund as to deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders with respect to assets of the Fund, the Manager is directed at all times to seek to obtain execution and price within the policy guidelines determined by the Trustees as set forth in the Prospectus and Statement of Additional Information. Subject to this requirement and the provisions of the Investment Company Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Manager may select brokers or dealers with which it or the Trust is affiliated.

        (c)  Notice Upon Change in Partners of Investment Adviser.
             ----------------------------------------------------
The Investment Adviser is a limited partnership and its limited partners are Merrill Lynch & Co., Inc. and Fund Asset Management, Inc. and its general partner is Princeton Services, Inc. The Investment Adviser will notify the Fund of any change in the

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membership of the partnership within a reasonable time after such change.

                                  ARTICLE II

                      Allocation of Charges and Expenses
                      ----------------------------------

        (a)  The Manager.  The Manager assumes and shall pay for maintaining the
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staff and personnel necessary to perform its obligations under this Agreement, and, at its own expense, shall provide the office space, equipment and facilities which it is obligated to provide under Article I hereof, and shall pay all compensation of officers of the Trust and all Trustees who are affiliated persons of the Manager.

        (b)  The Trust.  The Trust assumes and shall pay or cause to be paid all
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other expenses of the Trust and the Fund (except for the expenses paid by the
Distributor), including, without limitation: redemption expenses, expenses of portfolio transactions, expenses of registering shares under federal and state securities laws, pricing costs (including the daily calculation of net asset value), expenses of printing shareholder reports, prospectuses and statements of additional information, Securities and Exchange Commission fees, interest, taxes, fees and actual out-of-pocket expenses of Trustees who are not affiliated persons of the Manager, fees for legal and auditing services, litigation expenses, costs of printing proxies and other expenses related to shareholder meetings, and other

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expenses properly payable by the Trust and the Fund.  It also is understood that the Trust will reimburse the Manager for its costs in providing accounting services to the Trust and the Fund. The Distributor will pay certain of the expenses of the Fund incurred in connection with the continuous offering of Fund shares.

                                  ARTICLE III
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                          Compensation of the Manager
                          ---------------------------

        (a)  Investment Management Fee.  For the services rendered, the
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facilities furnished and expenses assumed by the Manager, the Trust shall pay to the Manager at the end of each calendar month a fee based upon the average daily value of the net assets of the Fund, as determined and computed in accordance with the description of the determination of net asset value contained in the Prospectus and Statement of Additional Information, at the annual rate of 0.[ ] of 1.0% (.[ ]%) of the average daily net assets of the Fund, commencing on the day following effectiveness hereof. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for the part of the month that this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above. Subject to the provisions of subsection (b) hereof, payment of the Manager's compensation for the preceding month shall be made as promptly as

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possible after completion of the computations contemplated by subsection (b)
hereof. During any period when the determination of net asset value is suspended by the Trustees, the net asset value as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

        (b)  Expense Limitations.  In the event that the operating expenses of
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the Fund, including amounts payable to the Manager pursuant to subsection (a)
hereof, for any fiscal year ending on a date on which this Agreement is in effect exceed the expense limitations applicable to the Fund imposed by applicable state securities laws or regulations thereunder, as such limitations may be raised or lowered from time to time, the Manager shall reduce its management fee by the extent of such excess and, if required pursuant to any such laws or regulations, will reimburse the Fund in the amount of such excess, provided, however, to the extent permitted by law, there shall be excluded from such expenses the amount of any interest, taxes, brokerage commissions and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto) paid or payable by the Trust with respect to the Fund. Whenever the expenses of the Fund exceed a pro rata portion of the applicable annual expense limitations, the estimated amount of reimbursement under such

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limitations shall be applicable as an offset against the monthly payment of the management fee due to the Manager. Should two or more such expense limitations be applicable as of the end of the last business day of the month, that expense limitation which results in the largest reduction in the Manager's fee shall be applicable.

                                  ARTICLE IV
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                    Limitation of Liability of the Manager
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        The Manager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Trust and the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this
Article IV, the term "Manager" shall include any affiliates of the Manager performing services for the Trust or the Fund contemplated hereby and directors, officers and employees of the Manager and such affiliates.

                                   ARTICLE V
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                           Activities of the Manager
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        The services of the Manager to the Trust and the Fund are not to be
deemed to be exclusive, and the Manager and any person controlled by or under common control with the Manager (for purposes of Article V referred to as "affiliates") are free to

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render services to others.  It is understood that Trustees, officers, employees and shareholders of the Trust and the Fund are or may become interested in the Manager and its affiliates, as directors, officers, employees and shareholders or otherwise, and that directors, officers, employees and shareholders of the Manager and its affiliates are or may become similarly interested in the Trust and the Fund, and that the Manager may become interested in the Trust and the Fund as a shareholder or otherwise.

                                  ARTICLE VI
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                   Duration and Termination of this Contract
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        This Agreement shall become effective as of the date first above written and shall remain in force until [DATE] and thereafter, but only for so long as such continuance is specifically approved at least annually by (i) the Trustees, or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) by the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

        This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees or by vote of a majority of the outstanding voting securities of the Fund, or by the Manager, on sixty days' written notice to the other party. This

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Agreement shall terminate automatically in the event of its assignment.

                                  ARTICLE VII
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                          Amendment of this Agreement
                          ---------------------------

        This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of (i) a majority of the outstanding voting securities of the Fund, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                 ARTICLE VIII
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                         Definitions of Certain Terms
                         ----------------------------

        The terms "vote of a majority of the outstanding voting securities", "assignment", "affiliated person" and "interested person", when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the Investment Company Act.

                                  ARTICLE IX
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                                 Governing Law
                                 -------------

        This Agreement shall be construed in accordance with laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein,

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conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                                   ARTICLE X
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                              Personal Liability
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        The Declaration of Trust establishing Merrill Lynch Multi-State
Municipal Series Trust, dated August 2, 1985, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Merrill Lynch Multi-State Municipal Series Trust" refers to the trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Merrill Lynch Multi-State Municipal Series Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Merrill Lynch Multi-State Municipal Series Trust, but the "Trust Property" only shall be liable.

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        IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the day and year first above written.

                                MERRILL LYNCH MULTI-STATE
                                 MUNICIPAL SERIES TRUST



                                By
                                  ---------------------------------
                                        Title:


                                FUND ASSET MANAGEMENT, L.P.



                                By
                                  ---------------------------------
                                        Title:

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